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                                                                     EXHIBIT 5.1

                         [FORM OF EXHIBIT 5.1 OPINION]
           , 2002

Monday Ltd
Clarendon House
2 Church Street
Hamilton HM11
Bermuda

Dear Sirs

MONDAY LTD (THE "COMPANY")

     We have acted as special counsel in Bermuda to the Company in connection with the Registration Statement on form S-1 (Registration No. 333-87408), as amended (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the "Act"), in connection with an
offer (i) by the Company of up to           Class A Common Shares that may be
issued upon exercise of the underwriters' over-allotment option (the "New Shares") and (ii) by certain selling shareholders specified in the Registration
Statement of up to           Class A Common Shares (the "Existing Shares").

     For the purposes of giving this opinion, we have examined a copy of the Registration Statement filed with the U.S. Securities and Exchange Commission
(the "Commission") on             , 2002. We have also reviewed the memorandum
of association and the bye-laws of the Company, each certified by the secretary
of the Company on            , 2002, a certified copy of unanimous written
resolutions of the sole shareholder of the Company dated            , 2002, a
certified copy of unanimous written resolutions of the board of directors of the
Company dated            , 2002, (together, the "Resolutions") and such other
documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

     We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, and (d) the accuracy and completeness of all factual representations made in the Registration Statement and the other documents reviewed by us.

     We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and the purpose set out herein and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

     On the basis of and subject to the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).
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          2.  The Existing Shares are duly authorised and based solely upon a review of the register of members of the Company certified by the secretary
     of the Company on           , 2002, are validly issued, fully paid and
     non-assessable (which means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares). The New Shares to be issued pursuant to the Resolutions are duly authorised and will be validly issued, fully paid and non-assessable when issued in accordance with the Resolutions and paid for as contemplated by the underwriting agreement as referred to in the Registration Statement.

          3. The terms of the Class A Common Shares as set out in the bye-laws of the Company are permitted by Bermuda law.

     We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

                                          Yours faithfully

                                          CONYERS DILL & PEARMAN